[SEAL]

                                STATE OF COLORADO

                                  DEPARTMENT OF

                                      STATE

                                   CERTIFICATE

         I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

         Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO NU-TEC., L.T.D.












Dated:  OCTOBER 30, 1992

                                /s/Natalie Meyer
                               ------------------
                               SECRETARY OF STATE

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                              ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF
                                 NU-TEC., L.T.D.

                                ----------------

         Pursuant to the Colorado Corporation Code, the undersigned adopts the following Articles of Amendment to its Articles of Incorporation, the same having been duly adopted by unanimous consent of the Board of Directors effective August 17, 1992 and, at a special meeting of shareholders called for such purpose on August 31, 1992, approved by affirmative vote of the holders of 97.9% of the shares of the Corporation entitled to vote thereon:

FIRST: Article IV of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                   ARTICLE IV

                             Stock and Voting Rights

         The total number of shares of all classes which the Corporation shall have authority to issue is 50,000,000 of which 5,000,000 shall be Preferred Shares, no par value per share, and 45,000,000 shall be Common Shares, no par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

         A. Preferred Shares. The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Corporation Code in respect to the following:

         1) The number of shares to constitute such series, and the distinctive designations thereof;

         2) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

         3) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption. Preferred Shares redeemed, purchased or otherwise acquired by the Corporation and cancelled shall thereupon be restored to the series;

         4) The amount payable upon shares in event of involuntary liquidation;

         5)       The  amount   payable   upon  shares  in  event  of  voluntary
                  liquidation;

         6) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

         7) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

         8)       Voting powers, if any; and


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         9)       Any other  relative  rights and  preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

         B.       Common Shares.

         1) The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

         2) The holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

         C. Cumulative Voting. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

         D. Denial of Preemptive Rights. No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities would adversely effect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of these Articles of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing shareholders of any class or series.

         E. Majority Vote. When, with respect to any action to be taken by the shareholders (If the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of greater than a majority of the outstanding shares, or of any class or series entitled to vote thereon, any and every such action shall be taken, notwithstanding the requirements of the Colorado Corporation Code, by the affirmative vote or concurrent of the holders of a majority of outstanding shares, or of any class or series entitled to vote thereon.


SECOND: Article V, paragraph B., of the Articles of Incorporation is hereby amended to read in its entirety as follows:

         E. A majority of the Board of Directors of the Corporation and the affirmative vote of not less than a majority of the Common Shares at a meeting at which a quorum is present, shall have the power to amend, alter, change or repeal any provision of these Articles of Incorporation.

THIRD: With the exception of the foregoing changes, all other provisions of the Articles of Incorporation of the Corporation shall remain the same.


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

FOURTH: No changes were effected with regard to any exchange, reclassification or cancellation of issued shares, and no change was effected with regard to the stated capital or amount of stated capital.

                                            NU-TEC., L.T.D.

                                       By: /s/ Malcoln H. Benedict
                                           ------------------------------
                                           Malcolm H. Benedict, President

                                       and /s/ James C. Quinn
                                           ------------------------------
                                           James C. Quinn, Secretary

STATE OF COLORADO)
                 ) ss.
COUNTY OF        )

         I, Robert Simpson, a Notary Public in and for said county, in the state aforesaid, do hereby certify that Malcolm H. Benedict and James C. Quinn, whose names are subscribed to the foregoing Articles of Amendment, personally appeared before me this day, and being by me first duly sworn, declared that they are the persons who signed the foregoing document as President and Secretary, and that the statements therein contained are true.

         WITNESS MY HAND AND OFFICIAL SEAL.

         My Commission expires: 1/4/94


                                               /s/ Robert Simpson
                                               ----------------------------
                                               Notary Public

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